As filed with the Securities and Exchange Commission on June 21, 2007	Registration No. 333-125914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1672743 (I.R.S. Employer Identification Number)
2200 Mission College Blvd. Santa Clara, CA (Address of Principal Executive Offices)	95054-1549 (Zip Code)

Intel Corporation 2004 Equity Incentive Plan

(Full Title of the Plan)

CARY I. KLAFTER, ESQ.

Vice President and Secretary

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

(Name and Address of Agent for Service)

(408) 765-8080

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

RONALD O. MUELLER, ESQ.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW, Suite 300

Washington, DC 20036

(202) 955-8500

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EXPLANATORY NOTE

Intel Corporation (“Intel”) registered 130,000,000 shares of its common stock for issuance under the Intel Corporation 2004 Equity Incentive Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-125914, filed with the Securities and Exchange Commission on June 17, 2005. On June 21, 2006, Intel filed Post-Effective Amendment No. 1 to deregister 63,972,961 shares of Intel common stock that have not yet been issued under the Plan. This Post-Effective Amendment No. 2 is being filed to deregister an additional 27,914,419 shares of Intel common stock that have not yet been issued under the Plan.

Accordingly, Intel hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-125914, 27,914,419 shares of its common stock that have not been and will not be issued under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 21st day of June, 2007.

INTEL CORPORATION

By: / s / Cary I. Klafter________
Cary I. Klafter
Vice President and Secretary

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Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* ___________________________ Craig R. Barrett	Chairman of the Board and Director	June 21, 2007
*____________________________ Paul S. Otellini	President, Chief Executive Officer and Director	June 21, 2007
*____________________________ Charlene Barshefsky	Director	June 21, 2007
*____________________________ Andy D. Bryant	Executive Vice President, Chief Financial and Enterprise Services Officer	June 21, 2007
_____________________________ Susan L. Decker	Director
____________________________ D. James Guzy	Director
*____________________________ Reed E. Hundt	Director	June 21, 2007
_____________________________ James D. Plummer	Director
*____________________________ David S. Pottruck	Director	June 21, 2007
*____________________________ Jane E. Shaw	Director	June 21, 2007
*____________________________ John L. Thornton	Director	June 21, 2007
*____________________________ David B. Yoffie	Director	June 21, 2007

* By:	/ s / Cary I. Klafter__

Name:	Cary I. Klafter

Title:	Attorney-in-Fact

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